UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	August 27, 2003

MGIC Investment Corporation (Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue Milwaukee, Wisconsin 53202 (Address of principal executive offices including zip code)

(414) 347-6480 (Registrant’s telephone number)

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
SIGNATURES

Item 11. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Reference is made to Item 5 of the Company’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2003. The Company was notified today that due to problems experienced by the administrator and custodian of the Plan in making effective the enhancements referred to in such Item 5, the blackout period, which was scheduled to end on August 27, 2003, is extended. The blackout period is currently expected to end by the end of the week that began August 24, 2003. Shareholders and other interested persons of the Company may obtain, without charge, the actual ending date of the blackout period by writing to the Company’s Secretary at the address of the Company’s principal offices set forth on the cover page of this Current Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: August 27, 2003	By:	\s\ Jeffrey H. Lane Jeffrey H. Lane
Senior Vice President and General Counsel